EXHIBIT 99.2

                      STATIA TERMINALS INTERNATIONAL N. V.
                                  P.O. BOX 170
                       ST. EUSTATIUS, NETHERLANDS ANTILLES
                            TELEPHONE: 011-599-382300
                               FAX: 011-599-382259

8:00 A.M. EST
FOR IMMEDIATE RELEASE                         Contact:
                                                     Mr. Thomas M. Thompson, Jr.
                                                     Telephone:  (954) 698-0705

                 STATIA TERMINALS INTERNATIONAL ANNOUNCES RECORD
                    FOURTH QUARTER AND YEAR END 1998 RESULTS

                  DEERFIELD BEACH, FLORIDA, February 12, 1999 -- Statia Terminals International N.V. and its subsidiaries ("Statia" or the "Company") reported today fourth quarter 1998 operating income of $7.5 million, an increase of 54% over operating income for the same quarterly period in 1997 of $4.8 million. For the year ended December 31, 1998, operating income increased 72% to $22.8 million from $13.2 million for the 1997 year. Earnings before interest, income taxes, depreciation, amortization and certain non-cash charges ("EBITDA"), a measure of cash flow, were $10.2 million and $7.8 million for the fourth quarter of 1998 and 1997, respectively. EBITDA for the 1998 year was $33.9 million compared to $23.8 million for the year ended December 31, 1997. The improved fourth quarter and year end results are primarily attributable to higher storage tank capacity utilization and more vessel calls by customers using the Company's facilities as part of their strategic distribution networks.

         Total revenues for the three-month and annual periods ended December 31, 1998 were $37.2 million and $136.8 million compared to $41.3 million and $142.5 million for the same periods in 1997. Higher terminaling services revenue was offset by reduced revenue from bunker and bulk product sales due to lower oil market prices during 1998 compared to 1997. Statia's gross margins from terminaling services are generally higher than its gross margins from bunker and bulk product sales.

         Please see the attached Consolidated Condensed Balance Sheets and Consolidated Condensed Statements of Income (Loss) for further information.

         The Company provides storage, blending, processing and other terminaling services for crude oil, refined products and other bulk liquids to crude oil producers, integrated oil companies, traders, refiners, petrochemical companies and others at its facilities located on the island of St. Eustatius, Netherlands Antilles, and at Point Tupper, Nova Scotia, Canada. The Company's facilities, with their deep-water ports, can accommodate substantially all of the world's largest oil tankers. In connection with its terminaling activities, Statia also provides value-added services, including delivery of bunker fuels to vessels, other petroleum product sales, emergency and spill response services, and ship services. The Company is headquartered in Curacao, Netherlands Antilles, and maintains an administrative office in Deerfield Beach, Florida.

                                    * * * * *

              STATIA TERMINALS INTERNATIONAL N.V. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                         DECEMBER 31,   DECEMBER 31,
                                                            1997            1998
                                                         ------------   ------------
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                              $   6,083      $  13,873
   Accounts receivable-
      Trade, net                                             10,092          7,562
      Other                                                   2,347          2,328
   Inventory, net                                             1,247          4,528
   Prepaid expenses                                             269            172
                                                          ---------      ---------
           Total current assets                              20,038         28,463

PROPERTY AND EQUIPMENT, net                                 218,529        209,970

OTHER NONCURRENT ASSETS, net                                  5,661          4,745
                                                          ---------      ---------
           Total assets                                   $ 244,228      $ 243,178
                                                          =========      =========

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Accounts payable                                       $   7,788      $   9,012
   Accrued interest payable                                   2,027          2,027
   Other accrued expenses                                     7,587          8,439
                                                          ---------      ---------
           Total current liabilities                         17,402         19,478

LONG-TERM DEBT                                              135,000        135,000
                                                          ---------      ---------
           Total liabilities                                152,402        154,478
                                                          ---------      ---------
STOCKHOLDER'S EQUITY SUBJECT TO REDUCTION                    20,000           --

STOCKHOLDER'S EQUITY:
   Common stock                                                   6              6
   Additional paid-in capital                                78,494         92,344
   Accumulated deficit                                       (6,674)        (3,650)
                                                          ---------      ---------
           Total stockholder's equity                        71,826         88,700
                                                          ---------      ---------
           Total liabilities and stockholder's equity     $ 244,228      $ 243,178
                                                          =========      =========

              STATIA TERMINALS INTERNATIONAL N.V. AND SUBSIDIARIES
               CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS)
                             (DOLLARS IN THOUSANDS)

                                                       FOR THE THREE MONTHS ENDED              FOR THE YEAR ENDED
                                                              DECEMBER 31,                         DECEMBER 31,
                                                              (UNAUDITED)
                                                      ---------------------------          ----------------------------
                                                       1997 (4)          1998 (4)           1997 (4)           1998 (4)
                                                      ---------         ---------          ---------          ---------
REVENUES                                              $  41,309         $  37,227          $ 142,499          $ 136,762

COSTS OF SERVICES AND PRODUCTS SOLD                      34,818            28,036            122,944            106,688
                                                      ---------         ---------          ---------          ---------
                  Gross profit                            6,491             9,191             19,555             30,074

ADMINISTRATIVE EXPENSES                                   1,650             1,740              6,348              7,315
                                                      ---------         ---------          ---------          ---------

                  Operating income                        4,841             7,451             13,207             22,759

LOSS (GAIN) ON DISPOSITION OF PROPERTY
    AND EQUIPMENT                                          --              (2,348)              (109)             1,652

INTEREST EXPENSE (1)                                      4,224             4,200             16,874             16,851

INTEREST INCOME                                             122               187                459                588
                                                      ---------         ---------          ---------          ---------

                  Income (loss) before provision
                         for income taxes                   739             5,786             (3,099)             4,844

PROVISION FOR INCOME TAXES                                  304                52                780                320
                                                      ---------         ---------          ---------          ---------

                  Net income (loss) available
                          to common stockholder       $     435         $   5,734          $  (3,879)         $   4,524
                                                      =========         =========          =========          =========

DEPRECIATION (2)                                      $   2,856         $   2,579          $  10,000          $  10,510
                                                      =========         =========          =========          =========

EBITDA (3)                                            $   7,819         $  10,217          $  23,775          $  33,857
                                                      =========         =========          =========          =========

                                      NOTES

(1) Interest expense for the year and three months ended December 31, 1998 includes $911 and $227, respectively, of amortization expense related to deferred financing costs. The same amounts were reclassified from Costs of Services and Products Sold for the year and three months ended December 31, 1997 for comparative purposes.

(2) Depreciation expense is included in the line items Costs of Services and Products Sold and Administrative Expenses.

(3) EBITDA is defined as the sum of (i) income (loss) before provision for income taxes, (ii) loss (gain) on disposition of Statia Terminals Southwest, Inc. ("STSW") of $1,652 and $(2,348) for the year and three months ended December 31, 1998, respectively, (iii) interest expense, and
     (iv) depreciation.

                                   (Continued)

              STATIA TERMINALS INTERNATIONAL N.V. AND SUBSIDIARIES
               CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS)
                                   (UNAUDITED)
                             (DOLLARS IN THOUSANDS)
                                NOTES - CONTINUED

(4) The following unaudited selected pro forma consolidated results of operations for the three-month periods and years ended December 31, 1997 and 1998 were prepared to illustrate the estimated effects of the sale of STSW as if it had occurred at the beginning of each of these respective periods. The figures below exclude operating results of STSW for the periods indicated and the loss (gain) on the disposition of STSW.


                                                      SELECTED PRO FORMA CONSOLIDATED RESULTS
                                   -------------------------------------------------------------------------
                                     FOR THE THREE MONTHS ENDED                    FOR THE YEAR ENDED
                                             DECEMBER 31,                              DECEMBER 31,
                                   ------------------------------            -------------------------------
                                      1997                 1998                 1997                 1998
                                   ---------            ---------            ---------             ---------
REVENUES                           $  40,762            $  37,227            $ 140,628             $ 135,149
                                   =========            =========            =========             =========

OPERATING INCOME                   $   5,189            $   7,451            $  14,512             $  22,820
                                   =========            =========            =========             =========

NET INCOME (LOSS) AVAILABLE
     TO COMMON STOCKHOLDER         $     784            $   5,734            $  (2,548)            $   6,244
                                   =========            =========            =========             =========

EBITDA                             $   7,999            $  10,217            $  24,415             $  33,621
                                   =========            =========            =========             =========


This pro forma information is provided for informational purposes only and does not purport to be indicative of the results of operations which would have been obtained had the sale been completed on the dates indicated or the results of operations for any future period.